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Exhibit 21.1

COMMONWEALTH REIT

SUBSIDIARIES OF THE REGISTRANT

Name	State of Formation, Organization or Incorporation
4 Maguire Road Realty Trust (Nominee Trust)	Massachusetts
47 Harvard Street Real Estate Trust (Nominee Trust)	Massachusetts
ALPHA BT LLC	Maryland
ASA Properties Trust	Maryland
BD 33 Stiles Lane Property LLC	Maryland
Blue Dog LLC	Maryland
Blue Dog Properties Trust	Maryland
Candler Associates, L.L.C.	Maryland
Candler Property Trust	Maryland
CW 111 East Wacker LLC	Delaware
CW 600 West Chicago LLC	Delaware
CW LA Properties Trust	Maryland
CW Nom LLC	Delaware
CW Parkshore Plaza LLC	Delaware
CW Stafford I Properties Trust	Maryland
CW Stafford II Properties Trust	Maryland
CW Stafford III Properties Trust	Maryland
CW Stafford IV Properties Trust	Maryland
CW Wisconsin Avenue LLC	Delaware
CWH Australia Trust	Australia
CWH Vineyard Properties Trust	Maryland
Diamond Head LLC	Maryland
First Associates LLC	Maryland
Hawaii 2x5 0 Properties Trust	Maryland
Hawaii Metamorphosis LLC	Maryland
Hawaii MMGD LLC	Maryland
Hawaii Phoenix Properties LLC	Maryland
Hawaii Soupson LLC	Maryland
Herald Square LLC	Delaware
Higgins Properties LLC	Maryland
HRPT Lenexa Properties Trust	Maryland
HRPT Medical Buildings Realty Trust (Nominee Trust)	Massachusetts
HRPT TRS, Inc.	Delaware
Hub Acquisition Trust	Maryland
Hub Corporate Crossing, LLC	Delaware
Hub Corporate Crossing Properties Trust	Maryland
Hub Highridge, LLC	Delaware
Hub Highridge Properties Trust	Maryland
Hub LA Limited Partnership	Delaware
Hub MA Realty Trust (Nominee Trust)	Massachusetts
Hub Madrone Properties LLC	Delaware
Hub Mid-West LLC	Maryland
Hub Milwaukee Center Properties LLC	Delaware
Hub OEC Properties LLC	Delaware
Hub Properties GA LLC	Maryland
Hub Properties Trust	Maryland
Hub Realty Funding, Inc.	Delaware

Name	State of Formation, Organization or Incorporation
Indemnity Collection Corporation	Delaware
LTMAC Properties LLC	Maryland
Masters Properties LLC	Maryland
MOB Realty Trust (Nominee Trust)	Massachusetts
Nine Penn Center Associates, L.P.	Pennsylvania
Nine Penn Center Properties Trust	Maryland
Orville Properties LLC	Maryland
Oscar Properties Trust	Maryland
Putnam Place Realty Trust (Nominee Trust)	Massachusetts
RFRI Properties LLC	Maryland
Robin 1 Properties LLC	Maryland
Rosedale Corporate Plaza Condominium, Inc.	Minnesota
Select Income REIT	Maryland
SIR MA Realty Trust (Nominee Trust)	Massachusetts
SIR Properties Trust	Maryland
SIR REIT	Maryland
Tanaka Properties LLC	Maryland
TedCal Properties LLC	Maryland
TSM Properties LLC	Maryland
University Avenue Real Estate Trust (Nominee Trust)	Massachusetts
Z&A Properties LLC	Maryland

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  Exhibit 21.1
COMMONWEALTH REIT SUBSIDIARIES OF THE REGISTRANT